Exhibit 99.1

NEWS RELEASE

Contact: Katelin Langenderfer                             Date: April 2, 2018
Corporate Communications Manager
Phone: 419-891-6441
Email: katelin_langenderfer@andersonsinc.com

The Andersons Finalizes Sale of Three Grain Elevators in Tennessee

MAUMEE, OHIO, April 2, 2018 - The Andersons, Inc. (Nasdaq: ANDE) announced today it has completed the sale of its grain elevators in Humboldt, Kenton and Dyer, Tennessee, to a subsidiary of Tyson Foods, Inc. The plan to sell the three Tennessee locations was first announced by The Andersons on February 14, 2018.
The Andersons also owns elevators in Trenton, Como and Union City, Tennessee. The company is evaluating options for these three remaining facilities.

About The Andersons, Inc.
The Andersons, Inc. is a diversified company rooted in agriculture. Founded in Maumee, Ohio, in 1947, the company conducts business across North America in the grain, ethanol, plant nutrient and rail sectors. For more information, visit www.andersonsinc.com.

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